Exhibit 99.1

Dynatrace Reports Fourth Quarter and Full Year Fiscal 2025 Financial Results
Exceeds high end of guidance across all FY25 metrics
Delivers FY25 Subscription Revenue growth of 20% year-over-year on a constant currency basis
Achieves FY25 GAAP Operating Margin of 11% and Non-GAAP Operating Margin of 29%

WALTHAM, Mass., May 14, 2025 - Dynatrace (NYSE: DT), the leading AI-powered observability platform, today announced financial results for the fourth quarter and full year ended March 31, 2025.

"Dynatrace delivered a strong finish to fiscal 2025. Our fourth quarter results exceeded guidance on all of our key operating metrics, fueled by broad consumption growth across the platform," said Rick McConnell, Chief Executive Officer of Dynatrace. "The world continues to shift to cloud and AI-native software deployments. Purpose-built for this environment, Dynatrace’s AI-powered observability platform provides customers not only with rich technical analytics but also valuable business insights. We remain focused on delivering extraordinary customer value, generating strong profitability and free cash flow, and investing thoughtfully in strategic priorities to capture the substantial opportunities we see ahead."

All growth rates are compared to the fourth quarter and full year fiscal 2024 ended March 31, 2024 unless otherwise noted.
Fourth Quarter Fiscal 2025 Financial Highlights:
•Total ARR of $1,734 million, an increase of 15%, or 17% on a constant currency basis
•Total Revenue of $445 million, an increase of 17%, or 19% on a constant currency basis
•Subscription Revenue of $424 million, an increase of 18%, or 20% on a constant currency basis
•GAAP Income from Operations of $43 million and Non-GAAP Income from Operations of $118 million
•GAAP EPS of $0.13 and non-GAAP EPS of $0.33, on a dilutive basis

Full Year Fiscal 2025 Financial Highlights:
•Total Revenue of $1,699 million, an increase of 19%, or 20% on a constant currency basis
•Subscription Revenue of $1,622 million, an increase of 19%, or 20% on a constant currency basis
•GAAP Income from Operations of $179 million and Non-GAAP Income from Operations of $494 million
•GAAP EPS of $1.591 and non-GAAP EPS of $1.39, on a dilutive basis
•GAAP Operating Cash Flow of $459 million and Free Cash Flow of $431 million

Business Highlights:
•Go-to-market traction: Dynatrace closed 15 deals greater than $1 million in annual contract value (ACV) in the quarter, fourteen of which were in collaboration with partners. Dynatrace Platform Subscription (DPS) licensing models continue to gain traction with over 40% of our customer base and more than 60% of our ARR leveraging this flexible, scalable, and transparent subscription approach. Consumption growth rates across the Dynatrace platform continued to outpace revenue growth, with consumption growth rates for DPS customers growing twice the rate of SKU-based customers.

•Partner evolution: Dynatrace signed a new strategic collaboration agreement with Amazon Web Services (AWS) to optimize the digital enterprise to provide joint customers with elevated business insights and accelerated time to outcomes. In addition, we announced early access for joint Google Cloud customers to our latest platform innovations, powered by Grail™ enabling customers to benefit from the combined power of the Dynatrace platform with Google Cloud's cutting-edge infrastructure and AI capabilities.

•Industry and customer recognition: Dynatrace was named a Leader in The Forrester Wave™: AIOps Platforms, Q2 2025 report2 with the highest score in the Current Offering category. Dynatrace was also named a Leader and Outperformer in the 2025 GigaOm Radar Report for Cloud Observability, highlighting the company’s industry leadership and proven ability to help customers turn complex data into an asset by leveraging its AI-powered observability platform. In addition, Dynatrace has been named a Customers’ Choice in the 2024 Gartner Peer Insights Voice of the Customer for Observability Platforms report.3

Share Repurchase Program
•During the fourth quarter, Dynatrace spent $43 million to repurchase 787,000 shares at an average price of $53.99 under its $500 million share repurchase program. From the inception of the program in May 2024 through March 31, 2025, Dynatrace has repurchased 3.4 million shares for $173 million at an average price of $50.06.

_____________________

1 During fiscal 2025, Dynatrace completed an intra-entity asset transfer of the global economic rights of intellectual property (IP) from a wholly-owned U.S. subsidiary to a wholly-owned Swiss subsidiary, more closely aligning IP rights with business operations. The transfer generated an income tax benefit of $320.9 million, or $1.06 per share on a dilutive basis.

2 Forrester does not endorse any company, product, brand, or service included in its research publications and does not advise any person to select the products or services of any company or brand based on the ratings included in such publications. Information is based on the best available resources. Opinions reflect judgment at the time and are subject to change. For more information, read about Forrester’s objectivity here.

3 Gartner, Peer Insights Voice of the Customer for Observability Platforms, By Peer Contributors, 24 December 2024.

GARTNER is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally, PEER INSIGHTS is a registered trademark of Gartner, Inc. and/or its affiliates and are used herein with permission. All rights reserved.

Gartner Peer Insights content consists of the opinions of individual end users based on their own experiences, and should not be construed as statements of fact, nor do they represent the views of Gartner or its affiliates. Gartner does not endorse any vendor, product or service depicted in this content nor makes any warranties, expressed or implied, with respect to this content, about its accuracy or completeness, including any warranties of merchantability or fitness for a particular purpose.

The Gartner content described herein (the “Gartner Content”) represents research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. ("Gartner"), and is not a representation of fact. Gartner Content speaks as of its original publication date (and not as of the date of this Earnings Press Release), and the opinions expressed in the Gartner Content are subject to change without notice.

Fourth Quarter 2025 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Annual recurring revenue (ARR):
Total ARR	$1,734,164	$1,503,819
Year-over-Year Increase	15%
Year-over-Year Increase - constant currency (*)	17%

Revenue:
Total revenue	$445,165	$380,848
Year-over-Year Increase	17%
Year-over-Year Increase - constant currency (*)	19%

Subscription revenue	$423,570	$360,109
Year-over-Year Increase	18%
Year-over-Year Increase - constant currency (*)	20%

GAAP Financial Measures:
GAAP income from operations	$42,914	$23,123
GAAP operating margin	10%	6%

GAAP net income	$39,304	$37,944

GAAP net income per share - diluted	$0.13	$0.13

GAAP shares outstanding - diluted	304,354	300,867

Net cash provided by operating activities	$162,790	$131,672
Net cash provided by operating activities as a percent of revenue	37%	35%

Non-GAAP Financial Measures (*):
Non-GAAP income from operations	$117,887	$95,093
Non-GAAP operating margin	26%	25%

Non-GAAP net income	$99,047	$89,401

Non-GAAP net income per share - diluted	$0.33	$0.30

Non-GAAP shares outstanding - diluted	304,354	300,867

Free Cash Flow	$145,528	$121,262
Free Cash Flow margin	33%	32%

Full Year 2025 Financial Highlights
(Unaudited – In thousands, except per share data)

	Year Ended March 31,
	2025	2024
Revenue:
Total revenue	$1,698,683	$1,430,530
Year-over-Year Increase	19%
Year-over-Year Increase - constant currency (*)	20%

Subscription revenue	$1,622,163	$1,359,354
Year-over-Year Increase	19%
Year-over-Year Increase - constant currency (*)	20%

GAAP Financial Measures:
GAAP income from operations	$179,433	$128,400
GAAP operating margin	11%	9%

GAAP net income (**)	$483,684	$154,632

GAAP net income per share - diluted (**)	$1.59	$0.52

GAAP shares outstanding - diluted	303,602	299,280

Net cash provided by operating activities	$459,419	$378,109
Net cash provided by operating activities as a percent of revenue	27%	26%

Non-GAAP Financial Measures (*):
Non-GAAP income from operations	$493,540	$398,239
Non-GAAP operating margin	29%	28%

Non-GAAP net income	$422,313	$358,117

Non-GAAP net income per share - diluted	$1.39	$1.20

Non-GAAP shares outstanding - diluted	303,602	299,280

Free Cash Flow	430,617	346,382
Free Cash Flow margin	25%	24%
* For additional information, please see the "Non-GAAP Financial Measures" and "Definitions - Non-GAAP and Other Metrics" sections of this press release.
** For additional information, please see note 1 of this press release.

Financial Outlook
Based on information available as of May 14, 2025, Dynatrace is issuing guidance for the first quarter and full year fiscal 2026 in the table below. This guidance is based on foreign exchange spot rates as of May 12, 2025. The total foreign exchange tailwind for fiscal 2026 is expected to be approximately $20 million on ARR and $17 million on revenue. This guidance also excludes the impact of any share repurchases during fiscal 2026.

Growth rates for ARR, Total revenue, and Subscription revenue are presented in constant currency to provide better visibility into the underlying growth of the business.

All growth rates are compared to the first quarter and full year of fiscal 2025 ended March 31, 2025 unless otherwise noted.

(In millions, except per share data)	First Quarter Fiscal 2026	Full Year Fiscal 2026*
ARR	-	$1,975 - $1,990
As reported	-	14% - 15%
Constant currency	-	13% - 14%
Total revenue	$465 - $470	$1,950 - $1,965
As reported	17% - 18%	15% - 16%
Constant currency	16% - 17%	14% - 15%
Subscription revenue	$445 - $450	$1,865 - $1,880
As reported	17% - 18%	15% - 16%
Constant currency	16% - 17%	14% - 15%
Non-GAAP income from operations	$130 - $135	$560 - $570
Non-GAAP operating margin	28% - 28.5%	29%
Non-GAAP net income	$111 - $116	$481 - $494
Non-GAAP net income per diluted share	$0.37 - $0.38	$1.56 - $1.59
Diluted weighted average shares outstanding	304 - 305	309 - 310
Free cash flow	-	$505 - $515
Free cash flow margin	-	26%
*Guidance growth rates rounded to the nearest percentage point.

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook at 8:00 a.m. Eastern Time today, May 14, 2025. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with event confirmation #: 13753227. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on August 12, 2025 by dialing (877) 660-6853 from the U.S. or Canada, or for international callers by dialing (201) 612-7415 and entering event confirmation #: 13753227. In addition, an archived webcast will be available at ir.dynatrace.com.

We announce material financial information to our investors using our Investor Relations website, press releases, SEC filings and public conference calls and webcasts. We also use these channels to disclose information about the company, our planned financial and other announcements, attendance at upcoming investor and industry conferences, and for complying with our disclosure obligations under Regulation FD.

Non-GAAP Financial Measures & Key Metrics
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures as defined by Regulation G, including non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, and free cash flow. We also use or discuss non-GAAP financial measures in conference calls, slide presentations and webcasts.

We use these non-GAAP financial measures for financial and operational decision-making purposes, and as a means to evaluate period-to-period comparisons and liquidity. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP financial measures may not provide information that is directly comparable to similarly titled metrics provided by other companies.

Non-GAAP financial measures are defined in this press release and the tables included in this press release include reconciliations of historical non-GAAP financial measures to their most directly comparable GAAP measures.

We also include non-GAAP financial measures in our financial outlook included in this press release. Reconciliations of forward-looking non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share, and free cash flow guidance to the most directly comparable GAAP measures are not available without unreasonable efforts due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Definitions - Non-GAAP and Other Metrics
Annual Recurring Revenue (ARR) is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Constant Currency amounts for ARR, Total Revenue and Subscription Revenue are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.
Non-GAAP Income from Operations is defined as GAAP income from operations adjusted for the following items: share-based compensation; employer payroll taxes on employee stock transactions; amortization of intangibles; transaction, restructuring and other non-recurring or unusual items that may arise from time to time. The related margin is non-GAAP income from operations expressed as a percentage of total revenue.
Non-GAAP Net Income is defined as GAAP net income adjusted for the following items: income tax expense/benefit; non-GAAP effective cash taxes; net interest expense and income; net cash received from and paid for interest; share-based compensation; employer payroll taxes on employee stock transactions, amortization of intangibles; gains and losses on currency translation; and transaction, restructuring and other non-recurring or unusual items that may arise from time to time. Non-GAAP net income per diluted share is calculated as non-GAAP net income divided by the diluted weighted average shares outstanding used to compute GAAP net income per diluted share.
Free Cash Flow is defined as the net cash provided by or used in operating activities less capital expenditures, reflected as purchase of property and equipment and capitalized software additions in our financial statements. The related margin is free cash flow expressed as a percentage of total revenue.

About Dynatrace
Dynatrace (NYSE: DT) is advancing observability for today’s digital businesses, helping to transform the complexity of modern digital ecosystems into powerful business assets. By leveraging AI-powered insights, Dynatrace enables organizations to analyze, automate, and innovate faster to drive their business forward. To learn more about Dynatrace, visit www.dynatrace.com, visit our blog and follow us on LinkedIn and X @dynatrace.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the benefits that we believe organizations receive from using Dynatrace, our focus on delivering extraordinary customer value, generating strong profitability and free cash flow, and investing thoughtfully in strategic priorities to capture the substantial opportunities we see ahead, and our financial and business outlook, including our financial guidance for the first quarter and full year of fiscal 2026. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; market adoption of our product offerings; continued demand for, and spending on, our solutions; our ability to innovate and develop solutions that meet customer needs, including through Davis AI; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to compete; our ability to maintain successful relationships with partners; security breaches, other security incidents and any real or perceived errors, failures, defects or vulnerabilities in our solutions; our ability to protect our intellectual property; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; our ability to successfully complete acquisitions and to integrate newly acquired businesses and offerings; the effect on our business of the macroeconomic environment, associated global economic conditions and geopolitical disruption; and other risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
	(unaudited)
Revenue:
Subscription	$423,570	$360,109	$1,622,163	$1,359,354
Service	21,595	20,739	76,520	71,176
Total revenue	445,165	380,848	1,698,683	1,430,530
Cost of revenue:
Cost of subscription	63,265	50,181	233,299	184,765
Cost of service	21,095	17,462	73,631	65,423
Amortization of acquired technology	734	4,230	13,262	16,265
Total cost of revenue	85,094	71,873	320,192	266,453
Gross profit	360,071	308,975	1,378,491	1,164,077

Operating expenses:
Research and development	103,285	84,271	384,572	304,739
Sales and marketing	161,797	148,788	605,599	534,233
General and administrative	52,062	47,338	195,347	174,412
Amortization of other intangibles	13	5,455	13,540	22,293
Total operating expenses	317,157	285,852	1,199,058	1,035,677
Income from operations	42,914	23,123	179,433	128,400
Interest income, net	10,930	11,024	48,281	37,284
Other income (expense), net	1,860	(4,045)	(4,285)	(10,769)
Income before income taxes	55,704	30,102	223,429	154,915
Income tax (expense) benefit	(16,400)	7,842	260,255	(283)
Net income	$39,304	$37,944	$483,684	$154,632
Net income per share:
Basic	$0.13	$0.13	$1.62	$0.53
Diluted	$0.13	$0.13	$1.59	$0.52
Weighted average shares outstanding:
Basic	299,441	296,264	298,384	294,051
Diluted	304,354	300,867	303,602	299,280

SHARE-BASED COMPENSATION

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2025	2024	2025	2024
	(unaudited)
Cost of revenue	$9,659	$6,962	$36,924	$26,622
Research and development	26,097	19,424	100,866	69,543
Sales and marketing	19,855	16,939	77,336	65,762
General and administrative	14,593	12,273	56,577	46,969
Total share-based compensation expense	$70,204	$55,598	$271,703	$208,896

DYNATRACE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$1,017,039	$778,983
Short-term investments	96,189	57,891
Accounts receivable, net	624,437	602,739
Deferred commissions, current	109,895	98,935
Prepaid expenses and other current assets	83,901	66,749
Total current assets	1,931,461	1,605,297
Long-term investments	51,648	46,350
Property and equipment, net	61,522	53,325
Operating lease right-of-use asset, net	67,479	61,390
Goodwill	1,336,435	1,335,494
Intangible assets, net	25,534	50,995
Deferred tax assets, net	529,550	138,836
Deferred commissions, non-current	95,297	93,310
Other assets	40,752	24,782
Total assets	$4,139,678	$3,409,779

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$27,286	$21,410
Accrued expenses, current	252,503	233,675
Deferred revenue, current	1,087,518	987,953
Operating lease liabilities, current	13,979	15,513
Total current liabilities	1,381,286	1,258,551
Deferred revenue, non-current	50,989	62,308
Accrued expenses, non-current	24,452	18,404
Operating lease liabilities, non-current	61,384	54,013
Deferred tax liabilities	419	1,013
Total liabilities	1,518,530	1,394,289
Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 299,813,048 and 296,962,547 shares issued and outstanding at March 31, 2025 and 2024, respectively	300	297
Additional paid-in capital	2,370,563	2,249,349
Retained earnings (accumulated deficit)	284,927	(198,757)
Accumulated other comprehensive loss	(34,642)	(35,399)
Total shareholders' equity	2,621,148	2,015,490
Total liabilities and shareholders' equity	$4,139,678	$3,409,779

DYNATRACE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$483,684	$154,632
Adjustments to reconcile net income to cash provided by operations:
Depreciation	19,236	15,499
Amortization	28,868	39,441
Share-based compensation	271,703	208,896
Deferred income taxes	(392,942)	(59,915)
Other	2,035	11,216
Net change in operating assets and liabilities:
Accounts receivable	(24,026)	(161,888)
Deferred commissions	(14,648)	(23,520)
Prepaid expenses and other assets	(36,593)	(47,401)
Accounts payable and accrued expenses	31,534	37,896
Operating leases, net	(231)	1,026
Deferred revenue	90,799	202,227
Net cash provided by operating activities	459,419	378,109

Cash flows from investing activities:
Purchase of property and equipment	(26,106)	(26,459)
Capitalized software additions	(2,696)	(5,268)
Acquisition of businesses, net of cash acquired	(100)	(57,111)
Purchases of investments	(145,555)	(104,210)
Sales and maturities of investments	105,142	—
Net cash used in investing activities	(69,315)	(193,048)

Cash flows from financing activities:
Payments of deferred consideration related to capitalized software additions	(2,208)	—
Proceeds from employee stock purchase plan	21,159	19,472
Proceeds from exercise of stock options	20,995	31,191
Repurchases of common stock	(172,618)	—
Taxes paid related to net share settlement of equity awards	(18,958)	—
Net cash (used in) provided by financing activities	(151,630)	50,663

Effect of exchange rates on cash and cash equivalents	(418)	(12,089)

Net increase in cash and cash equivalents	238,056	223,635

Cash and cash equivalents, beginning of year	778,983	555,348
Cash and cash equivalents, end of year	$1,017,039	$778,983

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Three Months Ended March 31, 2025
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$85,094	$(9,659)	$(661)	$(734)	$—	$74,040
Gross profit	360,071	9,659	661	734	—	371,125
Gross margin	81%					83%
Research and development	103,285	(26,097)	(1,637)	—	—	75,551
Sales and marketing	161,797	(19,855)	(1,197)	—	(52)	140,693
General and administrative	52,062	(14,593)	(475)	—	—	36,994
Amortization of other intangibles	13	—	—	(13)	—	—
Income from operations	$42,914	$70,204	$3,970	$747	$52	$117,887
Operating margin	10%					26%

	Three Months Ended March 31, 2024
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$71,873	$(6,962)	$(542)	$(4,230)	$—	$60,139
Gross profit	308,975	6,962	542	4,230	—	320,709
Gross margin	81%					84%
Research and development	84,271	(19,424)	(1,055)	—	(26)	63,766
Sales and marketing	148,788	(16,939)	(1,626)	—	(615)	129,608
General and administrative	47,338	(12,273)	(392)	—	(2,431)	32,242
Amortization of other intangibles	5,455	—	—	(5,455)	—	—
Income from operations	$23,123	$55,598	$3,615	$9,685	$3,072	$95,093
Operating margin	6%					25%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Non-GAAP net income:
Net income	$39,304	$37,944
Income tax expense (benefit)	16,400	(7,842)
Non-GAAP effective cash tax	(29,616)	(16,618)
Interest income, net	(10,930)	(11,024)
Cash received from interest, net	10,776	10,926
Share-based compensation	70,204	55,598
Employer payroll taxes on employee stock transactions	3,970	3,615
Amortization of intangibles	747	9,685
Transaction, restructuring, and other	52	3,072
(Gain) loss on currency translation	(1,860)	4,045
Non-GAAP net income	$99,047	$89,401

Share count:
Weighted-average shares outstanding - basic	299,441	296,264
Weighted-average shares outstanding - diluted	304,354	300,867

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	299,441	296,264
Weighted-average shares outstanding - diluted	304,354	300,867

Non-GAAP net income per share:
Net income per share - basic	$0.13	$0.13
Net income per share - diluted	$0.13	$0.13
Non-GAAP net income per share - basic	$0.33	$0.30
Non-GAAP net income per share - diluted	$0.33	$0.30

	Three Months Ended March 31,
	2025	2024
Free Cash Flow:
Net cash provided by operating activities	$162,790	$131,672
Purchase of property and equipment	(14,566)	(9,797)
Capitalized software additions	(2,696)	(613)
Free Cash Flow	$145,528	$121,262

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands)

	Year Ended March 31, 2025
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$320,192	$(36,924)	$(2,447)	$(13,262)	$—	$267,559
Gross profit	1,378,491	36,924	2,447	13,262	—	1,431,124
Gross margin	81%					84%
Research and development	384,572	(100,866)	(7,121)	—	(3)	276,582
Sales and marketing	605,599	(77,336)	(4,186)	—	(158)	523,919
General and administrative	195,347	(56,577)	(1,690)	—	3	137,083
Amortization of other intangibles	13,540	—	—	(13,540)	—	—
Income from operations	$179,433	$271,703	$15,444	$26,802	$158	$493,540
Operating margin	11%					29%

	Year Ended March 31, 2024
	GAAP	Share-based compensation	Employer payroll taxes on employee stock transactions	Amortization of intangibles	Restructuring & other	Non-GAAP
Non-GAAP income from operations:
Cost of revenue	$266,453	$(26,622)	$(2,058)	$(16,265)	$—	$221,508
Gross profit	1,164,077	26,622	2,058	16,265	—	1,209,022
Gross margin	81%					85%
Research and development	304,739	(69,543)	(5,446)	—	(26)	229,724
Sales and marketing	534,233	(65,762)	(4,967)	—	(216)	463,288
General and administrative	174,412	(46,969)	(1,517)	—	(8,155)	117,771
Amortization of other intangibles	22,293	—	—	(22,293)	—	—
Income from operations	$128,400	$208,896	$13,988	$38,558	$8,397	$398,239
Operating margin	9%					28%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Year Ended March 31,
	2025	2024
Non-GAAP net income:
Net income	$483,684	$154,632
Income tax (benefit) expense	(260,255)	283
Non-GAAP effective cash tax	(118,154)	(75,604)
Interest income, net	(48,281)	(37,284)
Cash received from interest, net	46,927	35,482
Share-based compensation	271,703	208,896
Employer payroll taxes on employee stock transactions	15,444	13,988
Amortization of intangibles	26,802	38,558
Transaction, restructuring, and other	158	8,397
Loss on currency translation	4,285	10,769
Non-GAAP net income	$422,313	$358,117

Share count:
Weighted-average shares outstanding - basic	298,384	294,051
Weighted-average shares outstanding - diluted	303,602	299,280

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	298,384	294,051
Weighted-average shares outstanding - diluted	303,602	299,280

Non-GAAP net income per share:
Net income per share - basic	$1.62	$0.53
Net income per share - diluted	$1.59	$0.52
Non-GAAP net income per share - basic	$1.42	$1.22
Non-GAAP net income per share - diluted	$1.39	$1.20

	Year Ended March 31,
	2025	2024
Free Cash Flow:
Net cash provided by operating activities	$459,419	$378,109
Purchase of property and equipment	(26,106)	(26,459)
Capitalized software additions	(2,696)	(5,268)
Free Cash Flow	430,617	346,382

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
ir@dynatrace.com

Media Relations:
Dynatrace PR Team
pr-team@dynatrace.com